QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

SALLY HOLDINGS LLC
SALLY CAPITAL INC.

OFFER TO EXCHANGE THEIR
9.25% SENIOR NOTES DUE 2014
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR ANY AND ALL OF THEIR OUTSTANDING
UNREGISTERED 9.25% SENIOR NOTES DUE 2014

PURSUANT TO THE
PROSPECTUS DATED                        , 2007

        A holder of Sally Holdings LLC and Sally Capital Inc.'s 9.25% Senior Notes due 2014 (the "Existing Notes") who wishes to tender such Existing Notes pursuant to the exchange offer (the "Exchange Offer") described in the Prospectus dated                        , 2007 (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") must complete and deliver this form or one substantially equivalent to it under the following circumstances: (1) certificates representing the Existing Notes are not immediately available; (2) the Existing Notes or other required documents will not reach Wells Fargo Bank, N.A. (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Letter of Transmittal and the Prospectus); or (3) the appropriate procedures for book-entry transfer will not be completed on or prior to the Expiration Date. This requirement is set forth in the Prospectus in the section entitled "The Exchange Offers—Procedures for Tendering Old Notes" and in the Letter of Transmittal in Instruction 2. This form may be delivered by hand or sent by overnight courier, facsimile transmission, or registered or certified mail to the Exchange Agent. The Exchange Agent must receive this form prior to 5:00 p.m., New York City time, on                         , 2007, unless extended.

Deliver to the Exchange Agent

By Overnight Courier or Mail:	By Registered or Certified Mail:
Wells Fargo Bank, N.A. Corporate Trust Operations Attn: Reorganization MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Operations Attn: Reorganization MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480

By Hand Delivery:	By Facsimile Transmission:
Wells Fargo Bank, N.A. Corporate Trust Services Attn: Reorganization Northstar East Bldg.—12th Floor 608 2nd Avenue South Minneapolis, MN 55402	(612) 667-6282 Attn: Bondholder Communications By Telephone or for Information: (800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery to a facsimile number other than those set forth above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the box on the Letter of Transmittal for guarantee of signatures.

        As set forth in the Prospectus dated                        , 2007 (as it may be supplemented from time to time, the "Prospectus") of Sally Holdings LLC and Sally Capital Inc. (together, the "Companies"), under "The Exchange Offers—Guaranteed Delivery Procedures," and in the accompanying Letter of Transmittal and instructions thereto, this form or one substantially equivalent hereto or an agent's message relating to guaranteed delivery must be used to accept the Companies' offer to exchange $2,000 principal amount (and any integral multiples of $1,000 in excess thereof) of their registered 9.25% Senior Notes due 2014 (the "New Notes") for a like principal amount of their unregistered Existing Notes upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, if certificates representing such Existing Notes are not immediately available, time will not permit the Letter of Transmittal, certificates representing such Existing Notes, or other required documents to reach the Exchange Agent, or the procedures for book-entry transfer (including a properly transmitted agent's message with respect thereto) cannot be completed, on or prior to the Expiration Date.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to the Companies the principal amount of the Existing Notes listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, which the undersigned has received, pursuant to the guaranteed delivery procedures set forth in such Prospectus, as follows:

EXISTING NOTES	1	2

Certificate or Registration Nos. (for non-book-entry Holders)	Aggregate Principal Amount Represented by Existing Note(s)	Principal Amount Tendered (Must be a Minimum Denomination of $2,000 or an Integral Multiple of $1,000 in Excess Thereof)

        If Existing Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:
Transaction code (if available) :
Date: , 2007

        All authority herein conferred or agreed to be conferred will survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder is binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

Please sign here

X
X
Signature of Owner(s) or Authorized Signatory)
Date: , 2007
Taxpayer Identification Number
Or Social Security Number:
Area Code and Telephone Number:

        Must be signed by the holder(s) of the Existing Notes as their name(s) appear(s) on the certificates for Existing Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s) :
Capacity:
Address (including zip code):

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm or other entity identified as an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that (1) the above named person(s) own(s) the principal amount of 9.25% Senior Notes due 2014 (the "Existing Notes") of Sally Holdings LLC and Sally Capital Inc. tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (2) such tender of such Existing Notes complies with Rule 14e-4; and (3) the undersigned will deliver to the Exchange Agent the certificates representing the Existing Notes tendered hereby or confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an agent's message in lieu thereof and any other required documents, within three New York Stock Exchange trading days after the Expiration Date.
Name of Firm:
(Authorized Signature)
Address:
Name:
(Please type or print)

(including Zip Code)
Title:
Area Code and Tel. No.:
Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING EXISTING NOTES WITH THIS FORM. CERTIFICATES REPRESENTING EXISTING NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.     Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder. If delivery is by mail, it is suggested that Holders use registered mail, return receipt requested, properly insured, and that the mailing be made sufficiently in advance of the Expiration Date, to permit delivery to the Exchange Agent on or prior to such date. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. Delivery will be deemed made when actually received or confirmed by the Exchange Agent. For description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

        2.     Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Existing Notes referred to in this Notice of Guaranteed Delivery, the signature(s) must correspond with the names as written on the face of the certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant in the book-entry transfer facility whose name is shown as the owner of the Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Existing Notes listed as a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Existing Notes or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Companies of such person's authority to so act.

        3.     Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Existing Notes and requests for additional copies of the Prospectus, the Letter of Transmittal, this Notice of Guaranteed Delivery and any other documents related to the Exchange Offer may be directed to the Exchange Agent. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

QuickLinks

NOTICE OF GUARANTEED DELIVERY
OFFER TO EXCHANGE THEIR 9.25% SENIOR NOTES DUE 2014 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF THEIR OUTSTANDING UNREGISTERED 9.25% SENIOR NOTES DUE 2014
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY